LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of October to, 2008, by and among Northcut Holdings, LLC, a limited liability company organized under the laws of the state of Utah ("Seller"), Interline Resources Corporation, a corporation organized under the laws of the state of Utah ("Buyer") and Northcut Refining, LLC, a limited liability company organized under the laws of Wyoming ("Northcut").

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer membership interests representing 100% of Seller's membership interests as described in the Operating Agreement of Northcut Refining, LLC, dated September 13, 2007 ("LLC Agreement"), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of Membership Interests.

     1.1 Sale and Purchase. At the Closing, Buyer shall purchase from Seller, and Seller shall sell and sell to Buyer, a 17% membership interest in Northcut (the "Membership Interests"), for the purchase price of One Million Five Hundred Thousand and Noll 00 Dollars ($1,500,000.00) (the "Purchase Price"), and subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein (the "Sale and Purchase").

     1.2 Closing. The Sale and Purchase shall take place on or before January 31, 2009 at the offices of Shumway -Van Law, Chtd., 3400 North Ashton Boulevard, Suite 100B, Lehi, Utah 84043 (which time and place are designated as the "Closing"). If the Closing does not occur prior to January 31, 2009 then this Agreement shall be automatically terminated.

     1.3 Deliveries at Closing. At the Closing, the parties shall, respectively, make the following simultaneous deliveries:

          (a) Seller shall deliver to Buyer duly executed documents conveying the Membership Interests to Buyer, duly executed on behalf of Seller, and a cross receipt, duly executed on behalf of Seller, indicating a receipt of the Purchase Price from Buyer.

          (b) Buyer shall deliver to Seller the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by Seller, and a cross receipt, duly executed on behalf of Buyer, indicating receipt of the Membership Interests from Seller.

          (c) The parties shall execute and deliver such other documents as are customary and reasonably necessary to consummate the transactions contemplated hereby.

2. Representations and Warranties of Seller. Seller hereby represents and warrants as follows:

     2.1 Organization and Qualification. Seller is a limited liability company duly organized and validly existing under the laws of the State of Utah.

     2.3 Authorization. As of the Closing, all action on the part of Seller, its officers and directors necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Seller hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto and thereto, will constitute valid and legally binding obligations of Seller, enforceable in accordance with their respective terms.

     2.4 Valid Issuance of Membership Interests. The Membership Interests, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by Seller other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     2.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened before any court, administrative agency or other governmental body against Seller which questions the validity of this Agreement or the right of Seller to enter into it, or to consummate the transactions contemplated hereby.

     2.6 Compliance with Other Instruments. Seller is not in violation or default of any provision of its Articles of Organization or the LLC Agreement, each as in effect immediately prior to the Closing.

     2.7 Agreements; Actions. Except for agreements described herein and in the LLC Agreement, there are no agreements, understandings or proposed transactions between Seller and any of its officers, directors, affiliates, or any affiliate thereof.

     2.8 No Implied Representations. Except as expressly set forth herein, Seller makes no representations or warranties of any kind to Buyer.

3. Representations and Warranties of Buyer and Northcut. Buyer and Northcut hereby jointly and severally represent and walTant that:

     3.1 Experience. Buyer and Northcut are experienced in evaluating transactions such as those described in this Agreement and are able to fend for themselves in such transactions, have such knowledge and experience in financial and business matters that Buyer and Northcut are capable of evaluating the merits and risks of their prospective purchase of Seller's membership interest in Northcut, and have the ability to bear the economic risks of the investment.

     3.2 Investment. Buyer is acquiring the Membership Interests for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Buyer and Northcut understand that the Membership Interests have not been registered under the Securities Act or the Utah Securities Law, by reason of a specific exemption from the registration provisions of the Securities Act and the Utah Securities Law, respectively, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Buyer and Northcut further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Membership Interests. Buyer and Northcut understand and acknowledge that the offering of the Membership Interests pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

     3.4 No Public Market. Buyer and Northcut understand that no public market now exists for the Membership Interests, and that there may never be a public market for the Membership Interests.

     3.6 Authorization. As of the Closing, all action on the part of Buyer and Northcut, and their respective officers, directors and partners necessary for the authorization, execution and delivery of this Agreement and the LLC Agreement and the performance of all obligations of Buyer and Northcut hereunder and there under shall have been taken, and this Agreement and the LLC Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of Buyer and Northcut, enforceable in accordance with their respective terms.

     3.7 Compliance with Other Instruments. Neither Buyer nor Northcut is in violation or default of any provision of its articles of organization or other organizational documents, as applicable, each as in effect immediately prior to the Closing, except for such failures as would not be reasonably expected to materially adversely effect the ability of Buyer and Northcut to perform their respective obligations under this Agreement (a "Buyer Material Adverse Effect"). Neither Buyer nor Northcut is in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Buyer Material Adverse Effect. To the best of its knowledge, neither Buyer nor Northcut is in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Buyer Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the LLC Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Buyer or Northcut pursuant to any such provision.

     3.8 Accredited Investor. Each of Buyer and Northcut is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to Seller such further assurances of such status as may be reasonably requested by Seller. For state securities law purposes, the principal address of both Buyer and Northcut is 160 W. Canyon Crest Rd., Alpine, Utah 84004.

4. Covenants.

     4.1 Confidentiality. Seller, Buyer and Northcut, and their respective officers, directors, partners and affiliates, agree to keep the terms and conditions of this Agreement and the transactions contemplated hereby confidential, and agree not to disclose to any party not a party to this Agreement or the LLC Agreement any of the terms hereof, except as may be required by applicable law.

5. Miscellaneous.

     5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Utah, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

     5.2 Survival. The representations and warranties made herein shall survive the Closing for a period of one year, whereupon they shall cease and be of no further force and effect.

     5.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of Buyer to purchase the Membership Interests shall not be assignable without the consent of Seller. This Agreement shall not be construed so as to confer any right or benefit on any party not a patty hereto, other than their respective successors, assigns, heirs, executors and administrators.

     5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the patty against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     5.5 Notices, Etc. All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission, to following addresses and numbers.

Notices to Seller shall be addressed to:

Northcut Holdings, LLC 486 West 50 North American Fork, Utah 84003

with a copy to:

Shumway -Van Law, Chtd. 3400 North Ashton Boulevard, Suite 100B Lehi, Utah 84043 Telephone: (801) 216-8885

Facsimile: (801) 216-8889 Attn: Douglas J. Shumway, Esq.

or at such other address and to the attention to such other person as Seller may designate by written notice to Buyer and Northcut. Notices to Buyer and Northcut shall be addressed to:

160 W. Canyon Crest Rd. Alpine, Utah 84004 Telephone: (801) 756-3031 Fax: (801) 756-8843 Attn: Michael Williams

or at such other address and to the attention of such other person as Buyer and Northcut may designate by written notice to Seller.

     5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

     5.7 Expenses. Seller, Buyer and Northcut shall each bear the expenses and legal fees incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

     5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     5.9 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERLINE RESOURCES CORPORATION

 NORTHCUT HOLDINGS, LLC

,/

Signature: /s/ Michael Williams                                          Signature: /s/ Michael R. Burke

By:  Michael Williams, President                                        By: Michael R. Burke, Manager